                                                                    EXHIBIT H(2)

                                    FORM OF

                     FINANCIAL INSTITUTION AGENCY AGREEMENT

     This Agreement is entered into between the financial institution executing this Agreement ("Financial Institution") and Bear, Stearns & Co. Inc. ("BSC") for the mutual funds (referred to individually as the "Fund" and collectively as the "Funds") for which BSC serves as Distributor of shares of beneficial interest or capital stock ("Shares"). The Funds include, but are not limited to, those offered as part of The Bear Stearns Funds.

1.   Status of Financial Institution as "Bank" or Registered Broker-Dealer.

     The Financial Institution represents and warrants to BSC that:

     (a) It is either a "bank" as that term is defined in Section 3(a)(6) of the Securities Exchange Act of 1934 (the "Exchange Act") or a broker-dealer registered with the Securities and Exchange Commission.

     (b) If the Financial Institution is a "bank", it is a duly organized and validly existing bank in good standing under the laws of the jurisdiction in which it is organized. The Financial Institution agrees to give written notice to BSC promptly in the event that it shall cease to be a "bank" as defined in Section 3(a)(6) of the Exchange Act. In that event, this Agreement shall be automatically terminated upon such written notice.

     (c) If the Financial Institution is a registered broker-dealer, it is a member of the National Association of Securities Dealers, Inc. ("NASD") and it agrees to abide by all of the rules and regulations of the NASD including, without limitation, the NASD Conduct Rules. The Financial Institution agrees to notify BSC immediately in the event of
          (1) its expulsion or suspension from the NASD, or (2) its being found to have violated any applicable federal or state law, rule or regulation arising out of its activities as a broker-dealer or in connection with this Agreement, or which may otherwise affect in any material way its ability to act in accordance with the terms of this Agreement. The Financial Institution's expulsion from the NASD will automatically terminate this Agreement immediately without notice. Suspension of the Financial Institution from the NASD for violation of any applicable federal or state law, rule or regulation will terminate this Agreement effective immediately upon BSC's written notice of termination to the Financial Institution.

2.   Financial Institution Acts as Agent for its Customers.

     The parties agree that in each transaction in the Shares of any Fund: (a) the Financial Institution is acting as agent for the customer; (b) each transaction is initiated solely upon the order of the customer; (c) as between the Financial Institution and its customer, the customer will have full beneficial ownership of all Shares of the Funds; (d) each transaction shall be for the account of the customer and not for the Financial

Institution's account; and (e) each transaction shall be without recourse to the Financial Institution provided that the Financial Institution acts in accordance with the terms of this Agreement. The Financial Institution shall not have any authority in any transaction to act as BSC's agent or as agent for the Funds.

3.   Execution of Orders for Purchase and Redemption of Shares.

     (a) The procedures relating to all orders and the handling of them will be subject to the terms of the relevant Prospectus and Statement of Additional Information as most currently amended or supplemented ("SAI") and BSC's written instructions to the Financial Institution from time to time.

     (b) All orders for the purchase of any Shares shall be executed at the then current public offering price per share (i.e., the net asset value per share plus the applicable sales load, if any) subject to the minimum investment amount set forth in the relevant Prospectus and SAI and subject to any waivers or reductions of sales load (the "Sales Load") or dealer allowances (the "Dealer Allowances") as described in the relevant Prospectus and SAI as amended from time to time and all orders for the redemption of any Shares shall be executed at the net asset value per share, plus any applicable redemption charge, in each case as described in the relevant Prospectus and SAI. Any amendment to a Prospectus which affects the Sales Load, Dealer Allowances, waivers or discounts shall not affect the Sales Load, Dealer Allowances, discounts or waivers with respect to sales on which orders have been accepted by BSC prior to the date of notice of such amendment. The Financial Institution's placement of an order for Shares after the date of any notice of such amendment shall conclusively evidence the Financial Institution's agreement to be bound thereby. The Funds and BSC reserve the right to modify any minimum investment requirements, the subsequent investment requirements, the manner in which Shares are offered and the Sales Load rates applicable to future purchase of Shares. The Financial Institution acknowledges that the amounts charged to the public for Shares may include such transaction fees ("Transaction Fees") as may be described in the relevant Prospectus and SAI. In addition, the Financial Institutions may make available Shares through a "no transaction fee" program, to the extent permitted in a Fund's Prospectus or SAI. BSC shall make a reasonable effort to notify the Financial Institution of any redetermination or suspension of the public offering price, but BSC shall be under no liability for failure to do so. Reduced Sales Loads also may be available as a result of a cumulative discount or pursuant to a right of accumulation as set forth in the relevant Prospectus. The Financial Institution agrees to advise BSC promptly as to the amounts of any sales made by you to the public qualifying for reduced Sales Loads. BSC and the Funds reserve the right to reject any purchase request at their sole discretion. If required by law, each transaction shall be confirmed in writing on a fully disclosed basis and, if confirmed by BSC, a copy of each confirmation shall be sent simultaneously to the Financial Institution if the Financial Institution so requests.

     (c) Upon receipt from the Financial Institution of any order to purchase Shares and, if a new account, an Account Information Form, BSC shall confirm such order to the Financial Institution in writing or by wire to be followed by a confirmation in writing. If any such orders are faxed to the Transfer Agent, they must be transmitted no later than 4:00 p.m. Eastern Standard Time. Any faxes sent to the Transfer Agent must be followed with a phone call to confirm receipt. Additional instructions may be forwarded to the Financial Institution from time to time. Payment for Shares ordered from BSC shall be made in Federal Funds and must be received by the Funds' agent, PFPC Inc., within three business days of a receipt and acceptance by BSC of an order. If payment in Federal Funds is not received by the third business day after the Subscription Date or, in the case of orders, within three days after the execution of the order described in this paragraph 3(c), BSC reserves the right, without notice, to cancel the sale and to hold the Financial Institution responsible for any loss sustained as a result thereof.

     (d) The Financial Institution agrees to provide such security as is necessary to prevent any unauthorized use of the Funds' recordkeeping system, accessed via any computer hardware or software provided to the Financial Institution by BSC.

4.   Fees Payable to the Financial Institution from Sales Loads.

     On each order accepted by BSC, in exchange for the performance of sales and/or administrative services, the Financial Institution will be entitled to receive that portion of the Sales Load allocated to Authorized Dealers as set forth in the relevant Prospectus in connection with purchases of Shares effected by or through the Financial Institution. The Financial Institution acknowledges that the Prospectuses will set forth a description of waivers or reduction of the Sales Load in certain cases and the Financial Institution hereby waives such portion of the Sales Load otherwise allocated to it. BSC will promptly remit or cause to be remitted to the Financial Institution, by wire transfer of same day funds to an account the Financial Institution shall designate, that portion of the Sales Load or Transaction Fees, if any, to which the Financial Institution is entitled, after deduction of the portion allocated to BSC, which was received by BSC and was not yet paid to the Financial Institution.

5. Payment of Rule 12-b Fees and Shareholder Servicing Fees to the Financial Institution.

     (a) Subject to and in accordance with the terms of each relevant Prospectus and SAI, the Rule 12b-1 Plan, if any adopted by resolution of the Board of Directors or Trustees of any Fund pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended, BSC may pay fees to certain financial institutions (such as banks and securities dealers) for services as described in the Relevant Prospectus and SAI. To the extent the Financial Institution provides services of the type contemplated by the 12b-1 Plan, it may be entitled to receive compensation from BSC as set forth in the 12b-1 Plan. All compensation, including fees under the l2b-1 Plan, shall be payable to the Financial Institution only to the extent that funds are received and are in the possession of BSC.

     (b) Those Series or Classes set forth as having a Shareholder Servicing Plan have adopted such as plan as described in the relevant Prospectus and SAI. To the extent that the Financial Institution provides services of the type contemplated by the Shareholder Servicing Plan, it may be entitled to receive compensation from BSC as set forth in the Shareholder Servicing Plan. Such services may include: (i) establishing and maintaining accounts and records relating to shareholders; (ii) processing dividend and distribution payments from the Trusts on behalf of shareholders; (iii) providing information periodically to shareholders showing their positions in shares and integrating such statements with those of other transactions and balances in shareholders' other accounts serviced by such financial institution; (iv) arranging for bank wires; (v) responding to shareholder inquiries relating to the services performed; (vi) responding to routine inquiries from shareholders concerning their investments; (vii) providing subaccounting, with respect to shares beneficially owned by shareholders, or the information to the Funds necessary for subaccounting; (viii) if required by law, forwarding shareholder communications from the Funds (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to shareholders; (ix) assisting in processing purchase, exchange and redemption requests from shareholders and in placing such orders with our service contractors; (x) assisting shareholders in changing dividend options, account designations and addresses; (xi) providing shareholders with a service that invests the assets of their accounts in shares pursuant to specific or pre-authorized instructions; and (xii) providing such other similar services as the Funds or BSC may reasonably request to the extent you are permitted to do so under applicable statutes, rules and regulations. All compensation, including the fees under the Shareholder Servicing Plan, shall be payable to the Financial Institution only to the extent that funds are received and are in the possession of BSC.

6.   Undertakings.

     (a) The Financial Institution will deliver or cause to be delivered to each customer, at or prior to the time of any purchase of Shares, a copy of the prospectus of the Fund. The Financial Institution will deliver thereafter to any customer whose Shares it is holding as record holder copies of the annual and interim reports and proxy solicitation materials relating to Shares. The Financial Institution shall not make any representations concerning any Shares other than those contained in the prospectus of the applicable Fund or in any promotional materials or sales literature furnished to the Financial Institution by BSC or the Fund.

     (b) The Financial Institution agrees to keep an accurate record of distributions (including dates, number of copies and persons to whom sent) of copies of any Prospectus (and any SAI) for each Fund (or any amendment or supplement) and, promptly upon request by BSC, to bring all subsequent changes to such Prospectus to the attention of anyone to whom such material shall have been distributed. The Financial Institution further agrees to furnish to persons who receive a confirmation of sale of Shares of any Fund a copy of the Prospectus (and not the SAI for such fund of the Trusts filed pursuant to Rule 497 under the Securities Act of 1933, as amended).

7.   Indemnification.

     (a) The Financial Institution shall indemnify and hold harmless BSC, each Fund, the transfer agents of the Funds, and their respective subsidiaries, affiliates, officers, directors, agents and employees from all direct or indirect liabilities, losses or costs (including attorneys fees) arising from, related to or otherwise connected with:
          (1) any breach by the Financial Institution of any provision of this Agreement; or (2) any actions or omissions of BSC, any Fund, the transfer agents of the Funds, and their subsidiaries, affiliates, officers, directors, agents and employees in reliance upon any oral, written or computer or electronically transmitted instructions believed to be genuine and to have been given by or on behalf of the Financial Institution.

     (b) BSC shall indemnify and hold harmless the Financial Institution and its subsidiaries, affiliates, officers, directors, agents and employees from and against any and all direct or indirect liabilities, losses or costs (including attorneys fees) arising from, related to or otherwise connected with: (1) any breach by BSC of any provision of this Agreement; or (2) any alleged untrue statement of a material fact contained in any Fund's Registration Statement or Prospectus, or as a result of or based upon any alleged omission to state a material fact required to be stated, or necessary to make the statements not misleading.

     (c) The agreement of the parties in the to indemnify each other is conditioned upon the party entitled to indemnification (the "Indemnified Party") giving notice to the party required to provide indemnification (the "Indemnifying Party") promptly after the summons or other first legal process or any claim as to which indemnity may be sought is served on the Indemnified Party. The Indemnified Party shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting from it, provided that counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation shall be approved by the Indemnified

          Party (which approval shall not unreasonably be withheld), and that the Indemnified Party may participate in such defense at its own expense. The failure of the Indemnified Party to give notice as provided in this subparagraph (c) shall not relieve the Indemnifying Party from any liability other than its indemnify obligation under this Paragraph. No Indemnifying Party, in the defense of any such claim or litigation, shall, without the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect to such claim or litigation.

     (d) The provisions of this Paragraph 7 shall survive the termination of this Agreement.

8.   Customer Names Proprietary to the Financial Institution.

     (a) The names of the Financial Institution's customers are and shall remain the Financial Institution's sole property and shall not be used by BSC or its affiliates for any purpose except the performance of its duties and responsibilities under this Agreement and except as required by applicable federal or state law, rule, or regulation and except for servicing and informational mailings relating to the Funds. Notwithstanding the foregoing, this Paragraph 8 shall not prohibit BSC or any of its affiliates from utilizing the names of the Financial Institution's customers for any purpose if the names are obtained in any manner other than from the Financial Institution pursuant to this Agreement.

     (b) Neither party shall use the name of the other party in any matter without the other party's written consent, except as required by any applicable federal or state law, rule or regulation, and except pursuant to any mutually agreed upon promotional programs.

     (c) The provisions of this Paragraph 8 shall survive the termination of this Agreement.

9.   Solicitation of Proxies.

     The Financial Institution agrees not to solicit or cause to be solicited directly, or indirectly, at any time in the future, any proxies from the shareholders of any or all of the Funds in opposition to proxies solicited by management of the Fund or Funds, unless a court of competent jurisdiction shall have determined that the conduct of a majority of the Board of Directors or Trustees of the Fund or Funds constitutes willful misfeasance, bad faith, gross negligence or reckless disregard of their duties. This Paragraph 9 will survive the termination of this Agreement.

10.  Certification of Customers' Taxpayer Identification Numbers.

     The Financial Institution agrees to obtain any taxpayer identification number certification from its customers required under Section 3406 of the Internal Revenue Code of 1986, as amended, and any applicable Treasury regulations, and to provide BSC or its designee with timely written notice of any failure to obtain such taxpayer identification number certification in order to enable the implementation of any required backup withholding.

11.  Notices.

     Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery by postage prepaid, registered or certified United States first class mail, return receipt requested, by facsimile, telegram or similar means of same day delivery (with a confirming copy by mail as provided herein). Unless otherwise notified in writing, all notices to BSC shall be given or sent to BSC at its offices located at _____________________________, and all notices to the Financial Institution shall be given or sent to it at its address shown below.

12.  Termination and Amendment.

     (a) This Agreement shall become effective in this form as of the date set forth below and may be terminated at any time by either party upon thirty (30) days' prior notice to the other party. This Agreement supersedes any prior sales agreements between the parties.

     (b) This Agreement may be amended by BSC from time to time by the following procedure. BSC will mail a copy of the amendment to the Financial Institution's address, as shown below. If the Financial Institution does not object to the amendment within thirty (30) days after its receipt, the amendment will become part of the Agreement. The Financial Institution's objection must be in writing and be received by BSC within such thirty (30) days.

13.  Arbitration.

     (a) Any controversy or claim arising out of or relating to this Agreement, or any breach thereof, shall be settled by arbitration in accordance with the Rules of the American Arbitration Association. Such arbitration shall be commenced within one year after the cause of action forming the basis of the controversy or claim accrued. The arbitration shall be conducted in New York, New York before three arbitrators, all of whom shall be from the securities industry. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

14.  Governing Law.

     This Agreement shall be construed in accordance with the laws of the State of New York.

     The Financial Institution acknowledges that it is confirming its agreement by signing and returning to BSC the two enclosed duplicate copies of this Agreement. Upon BSC's acceptance hereof the Agreement shall constitute a valid and binding contract between the Financial Institution and BSC. After acceptance, BSC will deliver to the Financial Institution one fully executed copy of the Agreement.

                              _________________________________
                              Financial Institution Name
                              (Please Print or Type)

                              _________________________________
                              Address

                              _________________________________
                              City    State    Zip Code

                              By: ______________________________
                                  Authorized Signature

                              _________________________________
                                  Title

                              _________________________________
                                  Please Print or Type Name


                           BEAR, STEARNS & CO. INC.


Date:______________________   By: _____________________________

                                  _____________________________
                                  Title

                                  _____________________________
                                  Please Print or Type Name

                                       9